EXHIBIT 4 (a)
                          AARON RENTS, INC.

                   1996 STOCK OPTION AND INCENTIVE
                             AWARD PLAN


                            April 1, 1996

                          AARON RENTS, INC.
             1996 STOCK OPTION AND INCENTIVE AWARD PLAN
             ------------------------------------------

ARTICLE 1.     ESTABLISHMENT, PURPOSE, AND DURATION

     1.1 ESTABLISHMENT OF THE PLAN. Aaron Rents, Inc., a Georgia corporation (hereinafter referred to as the "Company"), hereby establishes a stock option and incentive award plan known as the "Aaron Rents, Inc. 1996 Stock Option and Incentive Award Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Performance Shares and Restricted Stock.

     Subject to the approval of the Plan by the Company's shareholders, the Plan shall become effective on April 1, 1996, (the "Effective Date") and shall remain in effect as provided in
Section 1.3. Any Award made under this Plan prior to shareholder approval of the Plan shall be void unless the Plan is approved by shareholders at the next meeting of shareholders of the Company.

     1.2 PURPOSES OF THE PLAN. The purposes of the Plan are to promote greater stock ownership in the Company by those Participants who are principally responsible for its future growth and continued success; to more closely link the personal interests of Participants to those of the Company's shareholders; and to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, initiative and special effort the continued success of the Company depends.

     1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 13, until the day prior to the fifth
(5th) anniversary of the Effective Date.


ARTICLE 2.     DEFINITIONS

     Whenever used in the Plan the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     (a) "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options or Incentive Stock Options, or an award of Performance
          Shares or Restricted Stock.

     (b) "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth as applicable, the terms and provisions applicable to Awards made to Participants under this Plan.

     (c) "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

     (d) "Board" or "Board of Directors" means the Board of Directors of the Company.
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     (e)  "Cause" means:  (i) with respect to the Company or any
          Subsidiary which employs the Participant or for which the Participant primarily performs services, the commission by the Participant of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction); (ii) the willful engaging by the Participant in misconduct which is deemed by the Committee, in good faith, to be materially injurious to the Company or any Subsidiary, monetarily or otherwise; or (iii) the willful and continued failure or habitual neglect by the Participant to perform his duties with the Company or the Subsidiary substantially in accordance with the operating and personnel policies and procedures of the Company or the Subsidiary generally applicable to all their employees. For purposes of this Plan, no act or failure to act by the Participant shall be deemed to be "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company and/or the Subsidiary. Notwithstanding the foregoing, if the Participant has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines "Cause," then the definition of "Cause" in such agreement shall apply to the Participant in this Plan. "Cause" under either
          (i), (ii) or (iii) shall be determined by the Committee.

     (f ) A "Change in Control" shall be deemed to have occurred if:

          (i) the Company consolidates or merges with or into another corporation, or is otherwise reorganized, and the Company is not the surviving corporation in such transaction or if after such transaction any other corporation, association or other person, entity or group or the shareholders thereof own, directly and/or indirectly, more than 50% of the then outstanding shares of Class A Common Stock or more than 50% of the assets of the Company; or

          (ii) more than 50% of the then outstanding shares of Class A Common Stock of the Company are, in a single transaction or in a series of related transactions, sold or otherwise transferred to or are acquired by (except as collateral security for a loan) any other corporation, association or other person, entity or group, whether or not any such shareholder or any shareholders included in such group were shareholders of the Company prior to the Change in Control; or

          (iii) all or substantially all of the assets of the Company are sold or otherwise transferred to or otherwise acquired by any other corporation, association or other person, entity or group; or

          (iv) the occurrence of any other event or circumstance which is not covered by (i) through (iii) above

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               which the Committee determines affects control of
               the Company and constitutes a Change in Control for purposes of the Plan.

     (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (h) "Committee" means the Stock Option Committee appointed by the Board to administer the Plan with respect to grants of Awards, as specified in Article 3.

     (i) "Company" means Aaron Rents, Inc., a Georgia corporation, or any successor thereto, as provided in
          Article 16.

     (j) "Director" means any individual who is a member of the Board of Directors of the Company.

     (k) "Employee" means any full-time, salaried employee of the Company, or of any of the Company's Subsidiaries.

     (l) "Effective Date" shall have the meaning ascribed to such term in Section 1.1.

     (m)  "Exchange Act" means the Securities Exchange Act of
          1934, as amended from time to time, or any successor act thereto.

     (n)  "Fair Market Value" shall be determined as follows:

          (i) If, on the relevant date, the Shares are traded on a national or regional securities exchange or on The Nasdaq Stock Market ("Nasdaq") and closing sale prices for the Shares are customarily quoted, on the basis of the closing sale price on the principal securities exchange (or Nasdaq) on which the Shares may then be traded or, if there is no such sale on the relevant date, then on the immediately preceding day on which a sale was reported;

          (ii) If, on the relevant date, the Shares are not listed on any securities exchange or traded on the Nasdaq, but nevertheless are publicly traded and reported on Nasdaq without closing sale prices for the Shares being customarily quoted, on the basis of the mean between the closing bid and asked quotations in such other over-the-counter market as reported by Nasdaq; but if there are no bid and asked quotations in the over-the-counter market as reported by Nasdaq on that date, then the mean between the closing bid and asked quotations in the over-the-counter market as reported by Nasdaq on the immediately preceding day such bid and asked prices were quoted; and

          (iii) If, on the relevant date, the Shares are not publicly traded as described in (i) or (ii), on the basis of the good faith determination of the Committee.

     (o) "Final Award" means the actual award earned during a performance period by a Participant, as determined by

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          the Committee at the end of the performance period
          pursuant to Article 7.

     (p) "Incentive Payment Date" means the seventy-fifth day following the last day of the performance period during which the Final Award under Article 7 was earned, or such earlier date upon which Final Awards are paid to Participants.

     (q) "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     (r) "Insider" shall mean an Employee who is, on the relevant date, an officer or a director, or a ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under
          Section 16 of the Exchange Act.

     (s) "Named Executive Officer" means a Participant who, as of the date of vesting and/or payout of an Award, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

     (t) "Non-qualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6, and which is not intended to meet the requirements of Code
          Section 422.

     (u)  "Option" means an Incentive Stock Option or a
          Non-qualified Stock Option.

     (v) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

     (w) "Participant" means an Employee who has been granted an Award which is outstanding.

     (x) "Performance Share" means an Award granted to an Employee, as described in Article 7 hereof.

     (y) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in
          Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     (z) "Retirement" shall mean retiring from employment with the Company or any Subsidiary upon attaining the age of 65.

     (aa) "Restricted Stock" means restricted Shares awarded in accordance with the terms of Article 8 and the other provisions of the Plan.

     (ab) "Shares" means the shares of Class B Common Stock of the Company, par value $.50 per share.

     (ac) "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company has a

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          majority voting interest, either direct or indirect.
          With respect to a Participant, the term shall refer to the Subsidiary for which the Participant primarily performs services.


ARTICLE 3.     ADMINISTRATION

     3.1 THE COMMITTEE. The Plan shall be administered by the Stock Option Committee of the Board, or by any substitute Committee appointed by the Board that is granted authority to administer the Plan, said Committee or substitute Committee consisting of two or more Directors who meet the "disinterested administration" requirements of Rule 16b-3 under the Exchange Act and the "outside director" requirements of Code Section 162(m). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

          The Committee shall be comprised solely of Directors who are eligible to administer the Plan pursuant to Rule 16b-3(c)(2) or any successor thereto under the Exchange Act.
However, if for any reason any member of the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3(c)(2) of the Exchange Act, the Board of Directors may appoint a new Committee member who complies with Rule 16b-3(c)(2).

     3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full power to select Employees who shall participate in the Plan (who may change from year to year); determine the size and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan (including vesting provisions and the duration of the Awards); construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 13) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable in the Committee's opinion for the administration of the Plan.

     3.3 COMMITTEE DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, the shareholders, Employees, Participants and their estates and beneficiaries.


ARTICLE 4.  SHARES SUBJECT TO THE PLAN

          4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant of Awards under the Plan shall be an aggregate of seven hundred fifty thousand (750,000). These Shares may, in the discretion of the Company, be either authorized but unissued Shares or Shares held as treasury shares, including Shares purchased by the Company on the open market.

          The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan;

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          (a)  The grant of an Option or Restricted Stock shall
     reduce the Shares available for grant hereunder by the number of Shares subject to such Award.

          (b) The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Shares.

          (c)  While an Option, Restricted Stock or Performance
     Share is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

          (d) In the event an Award is paid in the form of Shares or derivatives of Shares, the authorized pool shall be reduced by the number of Shares or Share derivatives paid to the Participant, as determined by the Committee.

          (e) To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares represented by the cash settlement of the Award, as determined at the sole discretion of the Committee (subject to the limitation set forth in Section 4.2).

          4.2 LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to such Award shall again be available for the grant of an Award under the Plan. However, in the event that prior to the Award's cancellation, termination, expiration or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not again be made available for regrant under the Plan.

          4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number and the Committee shall make such adjustments as are necessary to insure Awards of whole Shares.

ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

          Any key Employee of the Company, or of any Subsidiary, including any such Employee who is also a director of the Company, or of any Subsidiary, whose judgment, initiative and efforts contribute or may be expected to contribute materially to the successful performance of the Company or any Subsidiary shall be eligible to receive an Award under the Plan. In determining the Employees and other Persons to whom an Award shall be granted and the number of Shares which may be granted pursuant to that

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Award, the Committee shall take into account the duties of the respective Person, their present and potential contributions to the success of the Company or any Subsidiary, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

          No person who is a member of the Committee shall be eligible to be granted any Award under the Plan while so serving. Any Person who is a Director of the Company but who is not an Employee of the Company or a Subsidiary of the Company shall not be eligible to receive Awards under the Plan.

ARTICLE 6.  STOCK OPTIONS

          6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Option granted to each Participant; provided, however, that in the case of any ISO granted under the Plan, only an Employee may receive such grant and the aggregate Fair Market Value (determined at the time such Option is granted) of the Shares to which ISOs are exercisable for the first time by the Optionee during any calendar year (under the Plan and under all other incentive stock option plans of the Company and any Subsidiary) shall not exceed $100,000.
The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants.

          The maximum number of Options that a Named Executive
Officer can be granted hereunder during any twelve month period is 150,000.

          6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Award Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified to be treated as an ISO (even if designated as an ISO) shall be an NQSO.

          6.3 OPTION PRICE. The Option Price for each grant of an ISO shall be not less than the Fair Market Value of a Share on the date the ISO is granted. In no event, however, shall any Participant who, at any time would otherwise be granted an Option, owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted. The price at which each Share covered by each NQSO shall be purchased by an Optionee shall be established by the Committee, but in no event shall such price be less than eighty-five percent (85%) of the Fair Market Value (or such lower percentage of Fair Market Value as may be established by Internal Revenue Service rules or regulations as the limit for granting discounted stock options without causing immediate tax consequences to the Participant) of a Share on the date the Option is granted.


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          6.4  DURATION OF OPTIONS.  Each Option shall expire at
such time as the Committee shall determine at the time of grant;
provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

          6.5 EXERCISE OF OPTIONS. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Except as the Committee may otherwise provide, Options granted under the Plan shall not generally be exercisable prior to six (6) months following the date of grant. Each Option shall be exercisable for such number of Shares and at such time or times, including periodic installments, as may be determined by the Committee at the time of the grant. Except as otherwise provided in the Award Agreement and Article 12, the right to purchase Shares that are exercisable in periodic installments shall be cumulative so that when the right to purchase any Shares has accrued, such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.

          6.6 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash, or (b) if approved by the Committee, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for the period required by law, if any, prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b). The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

          As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

          6.7  TERMINATION OF EMPLOYMENT DUE TO DEATH OR
RETIREMENT. Unless otherwise provided by the Committee in an Award Agreement, the following rules shall apply in the event of the Participant's termination of employment due to death or
Retirement:

          (a)  TERMINATION BY DEATH.  In the event the
     Participant dies while actively employed, all outstanding unvested Options granted to that Participant shall immediately vest, and thereafter all vested Options shall remain exercisable at any time prior to their expiration date, or for two (2) years after the date of death, whichever period is shorter, by (i) such person(s) as shall have been named as the Participant's beneficiary, (ii) such person(s) that have acquired the Participant's rights under such Options by will or by the laws of descent and distribution, (iii) the Participant's estate or

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     representative of the Participant's estate or (iv) by a
     transferee of the Option who has acquired the Option in a transaction that is permitted by Section 6.9.

          (b) TERMINATION BY RETIREMENT. In the event the employment of the Participant is terminated by reason of Retirement, (i) with respect to all ISO's held by the Participant, all outstanding unvested Options granted to that Participant shall immediately vest, and thereafter all vested Options shall remain exercisable at any time prior to their expiration date, or for three (3) months after the effective date of Retirement, whichever period is shorter, and (ii) with respect to all NQSO's held by the Participant, all outstanding Options shall continue to be exercisable in accordance with the vesting schedule in effect for such Options as if the Participant's employment had not terminated.

          (c) EMPLOYMENT TERMINATION FOLLOWED BY DEATH. In the event that a Participant's employment terminates by reason of Retirement, and within the exercise period following such termination the Participant dies, then the remaining exercise period for outstanding Options shall be one (1) year following death. Such Options shall be exercisable by the persons specified in subsection (a) above.

          6.8 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. If the employment of a Participant shall terminate for any reason other than the reasons set forth in Section 6.7, and subject to the provisions of Article 12 hereof, all Options held by the Participant which are not vested as of the effective date of employment termination immediately shall be forfeited to the Company (and shall, subject to Section 4.2, once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such Options, subject to such terms as the Committee, in its sole discretion, deems appropriate; provided, however, that the foregoing discretion shall not be applicable with regard to Awards to Named Executive Officers except to the extent permitted under Code Section 162(m).

          In the event an Employee's employment is terminated by the Company or a Subsidiary for Cause, or an Employee voluntarily terminates his employment (other than upon Retirement), the Participant's right to exercise any then vested outstanding Options shall terminate immediately upon such termination of employment. If the Employee's employment is terminated by the Company or Subsidiary without Cause, any Options vested as of such Employee's date of termination shall remain exercisable at any time prior to their expiration date or for two months after such Employee's date of termination of employment, whichever period is shorter.

          6.9 LIMITED TRANSFERABILITY. A Participant may transfer an Option granted under the Plan to members of his or her Immediate Family (as defined below), to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships where such Immediate Family members are the only partners, if (i) the Award Agreement evidencing such Option expressly provides that the Option may be transferred and (ii) the Participant does not receive any consideration in any form whatsoever for such transfer. Any Option so transferred shall

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
continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said Option immediately prior to the transfer thereof. Any reference in any such Award Agreement to the employment by or performance of services for the Company by the Participant shall continue to refer to the employment of or performance by the transferring Participant. For purposes hereof, "Immediate Family" shall mean the Participant and the Participant's spouse, and their respective ancestors and descendants. Any Option that is granted pursuant to any Award Agreement that did not initially expressly allow the transfer of said Option and that has not been amended to expressly permit such transfer, shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution and such Option thus shall be exercisable in the Participant's lifetime only by the Participant.

ARTICLE 7.  PERFORMANCE SHARES

          7.1 GRANT OF PERFORMANCE SHARES. Subject to the terms hereof, Performance Shares may be granted to eligible Employees at any time and from time to time for no consideration, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant; provided, however, that unless and until the Company's shareholders vote to change the maximum number of Performance Shares that may be earned by any one Named Executive Officer (subject to the provisions of Article
13), none of the Named Executive Officers may earn more than 150,000 Performance Shares with respect to any performance Period.

          7.2 VALUE OF PERFORMANCE SHARES. Each Performance Share shall have a value equal to the Fair Market Value of a Share on the date the Performance Share is earned. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number of Performance Shares that will be earned by the Participants. The time period during which the performance goals must be met shall be called a "performance period." Performance periods shall, in all cases, equal or exceed two (2) years in length. The performance goals shall be established at the beginning of the performance period (or within such time period as is permitted by Code Section 162(m) and the regulations thereunder).

          Unless and until the Company's shareholders vote to change the general performance measures (subject to the provisions of Article 13), the attainment of which shall determine the number of Performance Shares earned hereunder, the Committee will use one or more of the following performance measures for purposes of Awards under the Plan to Named Executive
Officers: total shareholder return, return on assets, return on equity, earnings per share, revenue growth and pre-tax profit performance. Each fiscal year of the Company, the Committee, in its sole discretion, may select among the performance measures specified in this Section 7.2 and set the relative weights to be given to such performance measures. However, in the case of Participants who are not Named Executive Officers, the Committee in its sole discretion may approve performance measures that are not specified in this Section 7.2 without obtaining shareholder approval of such measures.

          In the event that applicable tax and/or securities laws
(including, but not limited to, Code Section 162(m) and Section
16 of the Exchange Act) change to permit Committee discretion to

alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

          7.3 EARNING OF PERFORMANCE SHARES. After the applicable performance period has ended, the Committee shall certify the extent to which the established performance goals have been achieved. Subsequently, each holder of Performance Shares shall be entitled to receive payout on the number of Performance Shares earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Committee may, in its sole discretion, increase or decrease the amount of a Final Award otherwise payable to a Participant under this Article 7 if, in the Committee's view, the Company's financial performance during the relevant period justifies such adjustment, whether or not any one or more of the established performance goals has been achieved; provided, however, that the Committee shall have no discretion to increase the amount of a Final Award otherwise payable to a Named Executive Officer under this Article 7.

          7.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE SHARES. Except as otherwise provided in Article 12 hereof, payment of earned Performance Shares shall be made, in a single lump sum, promptly but in no event later than the Incentive Payment Date. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash or in Shares (or in a combination thereof) which have, as of the close of the applicable performance period, an aggregate Fair Market Value equal to the value of the earned Performance Shares.

          7.5 TERMINATION OF EMPLOYMENT DUE TO DEATH, RETIREMENT OR AT THE REQUEST OF THE COMPANY WITHOUT CAUSE. Unless the Award Agreement provides otherwise, in the event the employment of a Participant is terminated by reason of death, Retirement or by the Company without Cause during a performance period, the Participant shall receive a prorated payout with respect to the unearned Performance Shares. The prorated payout shall be determined by the Committee, in its sole discretion, and shall be based upon the length of time that the Participant held the unearned Performance Shares during the performance period relative to the length of the performance period, and shall be the greater of the target award prorated for the applicable time period, or the payout earned on the basis of actual performance measured by the achievement of the established performance goals prorated to the time of his termination due to death, Retirement or by the Company without Cause.

          Payment of earned Performance Shares to Participants whose termination is due to Retirement or by the Company without Cause shall be made at the same time payments are made to Participants who did not terminate employment during the applicable performance period.

          7.6 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. Except as provided in Article 12 and in the Award Agreement, in the event that a Participant's employment terminates during a performance period for any reason other than those reasons set forth in Section 7.5, all unearned Performance Shares shall be forfeited by the Participant to the Company.


          7.7 NONTRANSFERABILITY. Unless the Committee provides otherwise in the Award Agreement, Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, a Participant's Performance Share rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

ARTICLE 8.  RESTRICTED STOCK

          8.1 GRANTS. The Committee may from time to time in its discretion grant Restricted Stock to Employees and may determine the number of Shares of Restricted Stock to be granted and the terms and conditions of, and the amount of payment, if any, to be made by the Employee for, such Restricted Stock. A grant of Restricted Stock may require the Employee to pay for such Shares of Restricted Stock, but the Committee may establish a price below Fair Market Value at which the Employee can purchase the Shares of Restricted Stock. Each grant of Restricted Stock shall be evidenced by an Award Agreement containing terms and conditions not inconsistent with the Plan as the Committee shall determine to be appropriate in its sole discretion. Such Restricted Stock shall be granted subject to the restrictions prescribed pursuant to the Plan and the Award Agreement. The maximum number of Shares that may be awarded as Restricted Stock to a Named Executive Officer during any 12-month period is 150,000 Shares.

          8.2 RESTRICTED PERIOD, LAPSE OF RESTRICTIONS. At the time a grant of Restricted Stock is made, the Committee shall establish a period or periods of time (the "Restricted Period") applicable to such grant which, unless the Committee otherwise provides, shall not be less than six months. Subject to the other provisions of this Article 8, at the end of the Restricted Period all restrictions shall lapse and the Restricted Stock shall vest in the Participant. At the time a grant is made, the Committee may, in its discretion, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the occurrence of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Restricted Stock. Such conditions may, but need not, include without limitation, (a) the death or Retirement of the Employee to whom Restricted Stock is granted or (b) the occurrence of a Change in Control. The Committee may also, in its discretion, shorten or terminate the Restricted Period, or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock at any time after the date the grant is made.

          8.3 RIGHTS OF HOLDER, LIMITATIONS THEREON. Upon a grant of Restricted Stock, a stock certificate (or certificates) representing the number of Shares of Restricted Stock granted to the Employee shall be registered in the Employee's name and shall be held in custody by the Company or a bank selected by the Committee for the Employee's account. Following such registration, the Employee shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to receive dividends and to vote such Restricted Stock, except that, the right to receive cash dividends shall be the right to receive such dividends either in cash currently or by payment in

Restricted Stock, as the Committee shall determine, and except further that the following restrictions shall apply:

          (a) The Employee shall not be entitled to delivery of a certificate until the expiration or termination of the Restricted Period for the Shares represented by such certificate and the satisfaction of any and all other conditions prescribed by the Committee;

          (b) None of the Shares of Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any and all other conditions prescribed by the Committee; and

          (c) All of the Shares of Restricted Stock that have not vested shall be forfeited and all rights of the Employee to such Shares of Restricted Stock shall terminate without further obligation on the part of the Company unless the Employee has remained a full-time employee of the Company or any of its Subsidiaries until the expiration or termination of the Restricted Period and the satisfaction of any and all other conditions prescribed by the Committee applicable to such Shares of Restricted Stock. Upon the forfeiture of any Shares of Restricted Stock, such forfeited Shares shall be transferred to the Company without further action by the Employee, and shall, in accordance with Section 4.2, again be available for grant hereunder.

          With respect to any Shares received as a result of adjustments under Section 4.3 and any Shares received with respect to cash dividends declared on Restricted Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this
Article 8.

          8.4 DELIVERY OF UNRESTRICTED SHARES. Upon the expiration or termination of the Restricted Period for any Shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee, the restrictions applicable to such Shares of Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions except any that may be imposed by law, to the holder of the Restricted Stock. The Company shall not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions lapse) of such fractional share to the holder thereof. Prior to or concurrently with the delivery of a certificate for Restricted Stock, the holder shall be required to pay an amount necessary to satisfy any applicable federal, state and local tax requirements as set out in Article 14.

          8.5 NONASSIGNABILITY OF RESTRICTED STOCK. Unless the Committee provides otherwise in the Award Agreement, no grant of, nor any right or interest of a Participant in or to any Restricted Stock, or in any instrument evidencing any Award of Restricted Stock under the Plan, may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

ARTICLE 9.  BENEFICIARY DESIGNATION

          Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and shall be effective only when filed by the Participant, in writing, with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

          The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

ARTICLE 10.    DEFERRALS

          The Committee may permit a Participant to defer to another plan or program such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, the satisfaction of any requirements or goals with respect to Performance Shares or the vesting of Restricted Stock. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 11.    RIGHTS OF EMPLOYEES

          11.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant's employment by the Company at any time, nor confer upon any Participant any right to continue in the employ of the Company or a Subsidiary. For purpose of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

          11.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 12.    CHANGE IN CONTROL

          Upon the occurrence of a Change in Control, except as provided in the Award Agreement or unless otherwise specifically prohibited by the terms of Article 17:

          (a) Any and all Options granted to Participants under the Plan shall become fully vested and immediately exercisable;

          (b) To the extent provided by the Committee in the Award Agreement, the earning of unearned Performance Shares will be based upon the target award levels or the actual performance compared with goals prorated to the date of the Change in Control. Unearned Performance Shares outstanding at the time of a Change in Control will be fully vested (subject to the employment requirements in the next sentence) and will be payable in Common Stock or cash, or a combination thereof as determined by the Committee. The Participant will be entitled to payment of vested Performance Shares for a performance period only if (i) he remains employed by the Company or Subsidiary (or their respective successors) until the date that would have been the last day of the performance period, at which time the payment of the Performance Shares shall be made, or (ii) prior to the end of the performance period, his employment is terminated by the Company or Subsidiary without Cause, he terminates employment for a reason other than Cause or he retires as permitted by any retirement plan of the Company then in effect, or he dies. In any of these cases, payment of vested Performance Shares shall be made as soon as possible after the Participant ceases active employment.

          (c) Unless otherwise provided in the Award Agreement, all restrictions on an Award of Restricted Stock shall lapse and such Restricted Stock shall be delivered to the Participant in accordance with
               Section 8.4; and

          (d) Subject to Article 13 hereof the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.


ARTICLE 13.    AMENDMENT, MODIFICATION AND TERMINATION

          13.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, that, unless approved by the holders of a majority of the total number of Shares of the Company represented and entitled to vote at a meeting at which a quorum is present, no amendment shall be made to the Plan if such amendment would (a) materially modify the eligibility requirements provided in Article 5; (b) increase the total number of Shares (except as provided in Section 4.3) which may be granted under the Plan, as provided in Section 4.1;
(c) extend the term of the Plan; or (d) amend the Plan in any other manner which the Board, in its discretion, determines should become effective only if approved by the shareholders even though such shareholder approval is not expressly required by the Plan or by law. No amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of shareholders.

          13.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously made under the Plan, without the written consent of the Participant holding such Award. The Committee shall, with the written consent of the Participant holding such Award, have the authority to cancel Awards outstanding and grant replacement Awards therefor.

          13.3 Compliance With Code Section 162(m). At all times when the Committee determines that compliance with Code Section 162(m) is desired, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m). In the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards, the Committee may, subject to this Article 13, make any adjustments it deems appropriate in such Award.

ARTICLE 14.    WITHHOLDING

          14.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award under the Plan.

          14.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder which are to be paid in the form of Shares, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with all legal requirements applicable to Share transactions by such Participants.

ARTICLE 15.    INDEMNIFICATION

          Each person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 16.    SUCCESSORS

          All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.


ARTICLE 17.    Legal Construction

          17.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

          17.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          17.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          17.4 REGULATORY APPROVALS AND LISTING. The Company shall not be required to issue any certificate or certificates for Shares under the Plan prior to (i) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such Shares to listing on any national securities exchange or Nasdaq on which the Company's Shares may be listed and (iii) the completion of any registration or other qualification of such Shares under any state or federal law or ruling or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

          Notwithstanding any other provision set forth in the Plan, if required by the then-current Section 16 of the Exchange Act, any "derivative security" or "equity security" offered pursuant to the Plan to any Insider may not be sold or transferred for at least six (6) months after the date of grant of such Award. The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then-current rules promulgated under Section 16(a) of the Exchange Act.

          The Committee may impose such restrictions on any Shares acquired pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and under any blue sky or state securities laws applicable to such Shares.

          17.5 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

          17.6 GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Georgia.


     AS APPROVED BY THE BOARD OF DIRECTORS OF AARON RENTS, INC.
ON ________ ___, 1996.

                                   AARON RENTS, INC.



                                   By: R. Charles Loudermilk
                                   Title: Chairman


ATTEST:


By: /s/ Keith C. Groen
      Secretary